[GRAPHIC OMITTED]                     Pennsylvania Real Estate Investment Trust
                                      200 South Broad Street
                                      Philadelphia, PA 19102
                                      www.preit.com
                                      ------------
                                      Phone: 215-875-0700
                                      Fax: 215-546-7311
                                      Toll Free: 866-875-0700

FOR FURTHER INFORMATION:

AT THE COMPANY                      AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                      ----------------------------------
Edward A. Glickman                  Todd Fromer             Evan Smith, CFA
Executive Vice President and CFO    (Investor Relations)    (Media Relations)
(215) 875-0700                      (212) 896-1215          (212) 896-1251


FOR IMMEDIATE RELEASE
---------------------
May 14, 2003

                Pennsylvania Real Estate Investment Trust Reports
                           2003 First Quarter Results
                          Net Income increased by 33.5%
                            and FFO increased by 8.4%

Philadelphia, PA, May 14, 2003 Pennsylvania Real Estate Investment Trust (NYSE:
PEI) today announced the results for the first quarter ended March 31, 2003. The results were in line with the Company's expectation for the first quarter when it provided guidance for calendar year 2003 on March 6, 2003.

2003 First Quarter Highlights
o Net income for the 2003 first quarter increased 33.5% to $5.0 million from $3.7 million in the 2002 first quarter.

o Net income per share for the 2003 first quarter increased 28.5% to $0.30 from $0.23 in the 2002 first quarter.

o Funds from Operations (FFO) for the 2003 first quarter increased 8.4% to $11.5 million from $10.6 million in the 2002 first quarter.

o FFO per share for the 2003 first quarter increased by 5.6% to $0.63 from $0.60 in the 2002 first quarter.

On March 6, 2003, PREIT announced the signing of a Purchase and Sale Agreement to sell its multifamily portfolio. This pending transaction results in a classification of the properties in the multifamily portfolio as assets held for sale on the consolidated balance sheet and as discontinued operations on the consolidated statement of income. The Company's presentation of net operating income (NOI), investment in real estate and mortgage notes within this press release for periods prior to the first quarter of 2003 have been revised to reflect this classification.

o Combined NOI for 2003 first quarter increased 23.4% to $17.7 million from $14.3 million for the 2002 first quarter.

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 2

o Same store NOI for the Company's retail portfolio increased by 4.0% from the 2002 first quarter.

First Quarter Results
Net income for the first quarter ended March 31, 2003 was $4,977,000, or $0.30 per share, on 16,545,000 weighted average shares of beneficial interest outstanding, compared to $3,727,000, or $0.23 per share, on 15,927,000 weighted average shares of beneficial interest outstanding for the 2002 first quarter. Net income for the first quarter of 2003 included a gain of $1,191,000 on the sale of land at Crest Plaza Shopping Center, Allentown, PA to Target.

For the first quarter ended March 31, 2003, the Company's total FFO increased 8.4% to $11,534,000 from $10,642,000 for the comparable three-month period in 2002. FFO per share was $0.63 in the first quarter of 2003 as compared to $0.60 in the first quarter of 2002, an increase of 5.6%. This increase is a result of completed development and redevelopment projects; the acquisition of Beaver Valley Mall; and internal growth in the Company's retail portfolio. A reconciliation of net income to FFO can be found on page 9.

Weighted average shares of beneficial interest/Operating Partnership units outstanding (collectively, shares) increased by 2.6% to 18,308,000 for the quarter ended March 31, 2003 from 17,843,000 for the quarter ended March 31, 2002.

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties increased 23.4% to $17,705,000 for the 2003 first quarter from $14,347,000 for the 2002 first quarter. This increase is a result of completed development and redevelopment projects; the acquisition of a 30% interest in Willow Grove Park; the acquisition of Beaver Valley Mall; and internal growth in the Company's retail portfolio. A reconciliation of net income to net operating income can be found on page 10.

Portfolio Performance - Retail: Same Store NOI Growth & Occupancy Levels
In the first quarter of 2003, same store NOI for the Company's retail portfolio increased 4.0% over the first quarter of 2002. Same stores NOI growths for the comparable period was primarily driven by higher revenues from the leasing of previously vacant space, lease renewals at higher rents and scheduled rent increases.

The Company has continued its focus on upgrading the merchandise offerings at targeted retail assets. In this vein, during the current quarter the Company gained control of the Ames Department Store at Dartmouth Mall, Dartmouth, MA. The closing of the Ames store was the primary cause of a decrease in the Company's same store occupancy level during the first quarter 2003. Occupancy in the Company's same store retail portfolio decreased to 93.6%, 150 basis points lower than the 95.1% occupancy rate in the first quarter of 2002. The Company's power centers and enclosed malls were 97.5% and 90.0% occupied, respectively, as of March 31, 2003. The Company's same store mall properties reported that sales decreased 1.1% to $380 per square foot in the trailing twelve months ended March 31, 2003, from $384 per square foot for the comparable period ended March 31, 2002.

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 3

Portfolio Performance - Multifamily- Discontinued operations: Same Store NOI Growth & Occupancy Levels
In the first quarter of 2003, same store NOI for the Company's multifamily properties decreased 3.2% from the first quarter of 2002. A 2.9% increase in rents offset by an 11.6% increase in vacancies and concessions, resulted in a 1.8% increase in revenues. The revenue increase was offset by a 9.6% increase in operating expenses due primarily to increases in real estate taxes for the Florida portfolio, insurance costs and an increase of $140,000 in weather related expenses in the first quarter 2003 as compared to the first quarter 2002.

Occupancy in the Company's multifamily portfolio was 93.3% as of the end of the first quarter of 2003, or 100 basis points lower than the 94.3% occupancy level reported in the first quarter of 2002.

Leasing Update
During the 2003 first quarter, the Company executed twenty-two retail leases encompassing 46,802 square feet at an average rent per square foot of $32.10. New leases for previously leased space accounted for five transactions totaling 6,660 square feet at an average rent of $42.45, or $4.69 higher than the average prior rent. Fourteen tenants renewed leases, representing 35,368 square feet at an average renewal rent of $28.65 per square foot, an increase of $5.78 per square foot over the rent at expiration. The Company also executed transactions for three formerly vacant spaces totaling 4,774 square feet. The average rent for these formerly vacant spaces was $43.23 per square foot.

Wal-Mart is currently fixturing their 114,000 square foot store in Northeast Tower Center, Philadelphia, PA. Wal-Mart is expected to open during the second quarter of 2003 with annualized minimum rent of $6.25 per square foot. With the opening of Wal-Mart, the center will be 100% leased and occupied.

Portfolio Composition
The Company ended the 2003 first quarter with investments in real estate of $647,184,000, a decrease of $492,000 from $647,676,000 in the fourth quarter of 2002. This decrease is primarily a result of the sale of land to Target at Crest Plaza Shopping Center, Allentown, PA.

Strategic Update
Ronald Rubin, Chairman and Chief Executive Officer of PREIT said, "First quarter results reflect continued strength in our retail portfolio as we experienced 8.4% growth in FFO and 5.6% growth in FFO per share. Management is focusing on delivering strong performance from our expanded retail portfolio as we integrate the first four Philadelphia-area shopping malls purchased from The Rouse Company in late April. The purchase of the two remaining Rouse properties is expected to be completed before the close of the second quarter.

Furthermore, the simultaneous announcement this morning of our merger with Crown American Realty Trust positions our company as a leading Mid-Atlantic shopping mall REIT. This merger significantly expands our strategic retail portfolio and provides a greater platform to enhance operating leverage and drive future performance."

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 4

Jonathan B. Weller, PREIT's President and Chief Operating Officer commented, "We are focused on expanding our retail portfolio as evidenced by our announced merger with Crown American Realty Trust and the Rouse transaction. In the first quarter, we continued with the redevelopment of Magnolia Mall in South Carolina including the renovation of the mall common areas. We have also purchased the lease for the former Ames Department Store at Dartmouth Mall in Massachusetts, where we will be expanding the gross leasable area to accommodate Filene's as the new anchor tenant. These redevelopment activities will continue to drive future performance for PREIT as we add to and enhance our shopping center assets."

Development Pipeline
The Company had two retail properties under development, totaling 0.8 million square feet as of March 31, 2003. The expected investment in the current development pipeline is $54,363,000, with $6,668,000 funded as of March 31, 2003.

Dartmouth Mall
During this quarter, the Company completed a $1.75 million acquisition of the approximately 93,000 square foot Ames Department Store lease at Dartmouth Mall, Dartmouth, MA. The lease was purchased from Ames Realty II, Inc. out of bankruptcy. The annualized revenues were $1.42 per square foot including base rent of $1.09 per square foot. The Company has executed a Letter of Intent for the sale of a pad site to the May Company for the addition of a 140,000 square foot Filene's.

Crest Plaza
During this quarter, the Company sold a parcel of land located at Crest Plaza Shopping Center, Allentown, PA to Target for a purchase price of $3,200,000. The Company recognized a gain of approximately $1,191,000 from the sale in this quarter. The Company anticipates that Target will open in the third quarter of 2003.

Line of Credit
As of March 31, 2003, the Company had approximately $147,574,000 outstanding under the Company's $200,000,000 revolving line of credit facility. At March 31, 2003 the Company had $6,538,000 of available borrowing capacity remaining with the existing property collateral pool.

Capital Resources
Edward Glickman, Chief Financial Officer of PREIT commented, "We recently secured from Wells Fargo a $200 million senior unsecured loan to finance the cash portion of the aggregate purchase price of Cherry Hill Mall, Moorestown Mall, The Gallery at Market East and Exton Square Mall. The facility was comprised of a $175 million term loan and a $25 million revolving line of credit. We expect to repay the loan with the cash proceeds from the sale of our multifamily portfolio and additional fixed rate non-recourse debt that will be secured by some of the newly acquired properties and some of PREIT's existing retail properties. This will reduce our leverage to historical levels and enable us to meet our operational and investment goals for the remainder of the year."

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 5

Subsequent Events
Today, PREIT and Crown American Realty Trust (NYSE: CWN) announced that they have entered into a definitive merger agreement in which Crown will merge into PREIT. The merger will position PREIT as a leading shopping mall REIT in the Mid-Atlantic region. The boards of trustees of both companies have unanimously approved the merger. Reference is made to that Press Release for information concerning the transaction.

On April 10, 2003 PREIT announced that the purchaser of the Company's multifamily portfolio had secured and accepted debt and equity financing commitments in the full amount necessary to close the purchase of the multifamily portfolio. PREIT filed the second amendment to the Purchase and Sale Agreement as an exhibit to a Form 8-K filed on April 10, 2003 with the Securities and Exchange Commission. The sale of the multifamily properties is subject to requisite consents and other conditions.

In the second quarter of 2003, the Company sold its interest in Cambridge Hall Apartments, a 233-unit apartment complex in West Chester, PA to its partner for a price of $6,700,000, including the assumption of $2,500,000 in mortgage debt. The partner exercised its right of first refusal at the same price that was specified in the Company's purchase agreement to sell its entire multifamily portfolio. The Company is expected to record a gain of approximately $4,000,000 in the second quarter of 2003.

On April 29, 2003 PREIT announced that it had completed the acquisition of the first four of the Rouse assets including Cherry Hill Mall, Moorestown Mall, The Gallery at Market East and Exton Square Mall. The properties acquired in this closing total approximately 3.6 million square feet with an aggregate purchase price of $469 million. The remaining two properties, Plymouth Meeting Mall and Echelon Mall, with approximately 2.0 million square feet and a purchase price of $79 million are expected to be acquired prior to the end of this quarter.

PREIT is financing the acquisition of the Rouse portfolio through a combination of the assumption of $277 million of existing non-recourse mortgage debt, the issuance of $35 million of OP units, a $175 million term acquisition loan and $61 million from the anticipated refinancing of PREIT portfolio assets. PREIT obtained the $175 million acquisition term loan and a $25 million revolving line of credit from Wells Fargo Bank. It is intended that any net proceeds from the sale of its multifamily portfolio will be applied to repay the Wells Fargo loans. Approximately $17.8 million of the OP units are expected to be issued in the second quarter of 2004.

2003 and 2004 Forecast
In its March 6, 2003 announcement of the Rouse and Multifamily transactions, PREIT provided FFO guidance of between $3.16 and $3.28 per share for calendar year 2003. The calendar year 2003 base case has increased to $3.39 to $3.51 per share attributable primarily to the earlier than expected closing of the first four Rouse assets. This base case assumes the acquisition of the remaining two Rouse properties in the second quarter of 2003 and the completion of the multifamily sale in the beginning of the third quarter of 2003. Based on the same assumptions, PREIT estimates calendar year 2004 FFO to be $3.62 to $3.74 per share.

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 6

For modeling purposes it has been assumed that the merger transaction will close at the beginning of the fourth quarter of 2003 with the first full year of combined operations in calendar year 2004. After giving effect to a one-time restructuring charge of approximately $6.75 million, or $.30 per share, PREIT estimates FFO for the calendar year 2003 to be $3.34 to $3.46 per share. Assuming completion of the merger, PREIT expects $0.64 per share of FFO accretion in 2004 compared to the base case and estimates calendar year 2004 FFO to be $4.26 to $4.38 per share.

Dividend Declaration
The Company also announced today that its Board of Trustees has approved a quarterly cash dividend of $0.51 per share. The dividend will be paid on June 16, 2003 to shareholders and unitholders of record on May 30, 2003. The June 16, 2003 dividend payment will be PREIT's 105th consecutive distribution since its initial dividend paid in August of 1962. Throughout its history, the Company has never omitted or reduced a shareholder dividend.

Definitions
NAREIT defines FFO as income before gains (losses) on property sales and extraordinary items (computed in accordance with GAAP); plus real estate depreciation and similar adjustments for unconsolidated joint ventures after adjustments for non-real estate depreciation and amortization of financing costs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items, gains on sales of real estate and depreciation and amortization of real estate.

NOI is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to NOI. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on investment on the properties, and provides a comparison measurement of the properties over time. NOI excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interest in real estate.

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 7

EBITDA is Earnings before interest, taxes, depreciation and amortization. On a property level, EBITDA and NOI are equivalent; however, certain corporate revenues and expenses are added and deducted to/from NOI to derive EBITDA on a company wide basis. Specifically, management company revenues and interest income are added to NOI while corporate payroll and other General and Administrative expenses are deducted from NOI to calculate EBITDA. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. The Company believes that EBITDA helps the Company and its investors evaluate the ongoing operating performance of its properties and facilitate comparisons with other REITs and real estate companies. These measures assist management by providing a baseline to assess property-level results, particularly as the Company acquires or sells assets. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

Conference Call Information
Management has scheduled a conference call for 1:00 pm Eastern Daylight Time on May 14, 2003 to review the Company's first quarter results. To listen to the call, please dial (877) 692-2590 or (973)-582-2745 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet on the Company website at www.preit.com or at www.vcall.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will be available on the Company's website at www.preit.com.

For interested individuals unable to join the conference call, a replay of the call will be available May 15, 2003 through May 21, 2003 at (877) 519-4471 or
(973) 341-3080 (Passcode 3933531). The online archive of the webcast will be available over the same period.

PREIT to Webcast Annual Meeting
The Company's Annual Meeting of Shareholders is scheduled for June 5, 2003 at 11:00 am Eastern Daylight Time. A webcast of the annual meeting presentation will be available live online at www.preit.com on a listen only basis. A replay of the annual meeting will also be available on the Company's website.

About Pennsylvania Real Estate Investment Trust
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 15.4 million square feet) located in the eastern United States. The Company's portfolio currently consists of 49 properties in 10 states. The Company's portfolio includes 19 apartment communities (approximately 7,242 units) that are held for sale, 12 shopping malls, 14 strip and power centers and 4 industrial properties. In addition, there are 2 retail properties under development, which PREIT expects will add approximately 0.8 million square feet to its portfolio. PREIT is headquartered in Philadelphia, Pennsylvania.

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 8

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, PREIT may not be able to consummate the sale of its multifamily portfolio or, consequently, to repay the acquisition loan with the proceeds therefrom, may not be able to consummate the acquisition of Echelon Mall and Plymouth Meeting Mall on previously announced terms, or otherwise favorable terms to PREIT, or at all, and may not be able to consummate the merger with Crown, or if such transactions are consummated, PREIT's actual results may differ significantly from those expressed in any forward-looking statement. Certain factors that could cause PREIT not to consummate such transactions or could cause PREIT's actual results to differ materially from expected results include, without limitation, the satisfaction of closing conditions applicable to such transactions (some of which are beyond PREIT's control). In addition, PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and the properties proposed to be acquired and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

In connection with the proposed merger between PREIT and Crown American Realty Trust referenced in the press release, PREIT and Crown American Realty Trust intend to file a joint proxy statement/prospectus on Form S-4 and other materials with the Securities and Exchange Commission. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning PREIT and Crown American Realty Trust at, the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these materials and other documents filed by PREIT may be obtained for free by directing a request to Pennsylvania Real Estate Investment Trust at The Bellevue, 200 S. Broad Street, Philadelphia, PA 19102; Attn: Investor Relations. In addition, these materials and other documents filed by Crown American Realty Trust may be obtained for free by directing a request to Crown American Realty at Pasquerilla Plaza, Johnstown, Pennsylvania 15901; Attn: Investor Relations.

         PREIT and Crown American Realty Trust, and their respective trustees and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the shareholders of PREIT and Crown American Realty Trust in connection with the merger. Information about the trustees and executive officers of PREIT and their ownership of PREIT shares is set forth in the proxy statement for PREIT's 2003 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 30, 2003. Information about the trustees and executive officers of Crown American Realty Trust and their ownership of Crown American Realty Trust stock is set forth in the Crown American Realty Trust's Annual Report on Form 10-K and the amendment to its Form 10-K filed with the Securities and Exchange Commission on March 31, 2003 and April 22, 2003, respectively. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

                            [Financial Tables Follow]
                                      # # #
                ** A supplemental quarterly financial package **
          will be available on the Company's web site at www.preit.com.

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 9

                                              Pennsylvania Real Estate Investment Trust
                                                       Selected Financial Data

-------------------------------------------------------------------------             ----------------------------------------------
FUNDS FROM OPERATIONS                                                                               Three Months Ended
-------------------------------------------------------------------------             ----------------------------------------------
(In thousands, except per share results)                                              March 31, 2003                 March 31, 2002
                                                                                      --------------                 --------------
Net income                                                                                $ 4,977                       $ 3,727
      Minority interest in operating partnership continuing operations                        287                           158
      Minority interest in operating partnership discontinued operations                      236                           290
      Gains on sales of interests in real estate                                           (1,191)                           --
      Gains on dispositions of discontinued operations                                         --                            --
      Depreciation and amortization:
           Wholly owned & consolidated partnership, net                                     3,047 (a)                     2,711 (a)
           Unconsolidated partnerships & joint ventures                                     1,723 (a)                     1,274 (a)
           Discontinued operations                                                          2,455                         2,405
      Prepayment Refinancing Fee                                                                                             77
                                                                                          -------                       -------
FUNDS FROM OPERATIONS                                                                     $11,534 (b)                   $10,642 (b)
                                                                                          =======                       =======
FUNDS FROM OPERATIONS PER SHARE AND OP UNITS                                                $0.63                         $0.60
                                                                                          =======                       =======
Weighted average number of shares outstanding                                              16,545                        15,927
Weighted average effect of full conversion of OP units                                      1,763                         1,916
                                                                                          -------                       -------
Total weighted average shares outstanding, including OP units                              18,308                        17,843
                                                                                          -------                       -------

a) Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b) Includes the non-cash effect of straight-line rents of $373 and $254 for the 1st quarter 2003 and 2002, respectively.

-------------------------------------------------------------------------             ----------------------------------------------
OPERATING RESULTS                                                                                   Three Months Ended
-------------------------------------------------------------------------             ----------------------------------------------
(In thousands, except per share results)                                              March 31, 2003              March 31, 2002(1)
                                                                                      --------------              -----------------
REAL ESTATE REVENUES
           Base rent                                                                      $11,924                       $ 9,495
           Percent rent                                                                       273                           361
           Expense reimbursement                                                            3,902                         2,621
           Lease termination                                                                  259                             6
           Other real estate revenue                                                          334                           271
                                                                                          -------                       -------
      Total real estate revenue                                                            16,692                        12,754
                                                                                          -------                       -------
      Management company revenue                                                            2,181                         2,174
      Interest and other income                                                               142                            19
                                                                                          -------                       -------
                                                                                           19,015                        14,947
                                                                                          -------                       -------
EXPENSES
           Property payroll and benefits                                                    1,013                           920
           Real estate and other taxes                                                      1,295                           858
           Utilities                                                                          277                           175
           Other operating expenses                                                         2,314                         1,405
                                                                                          -------                       -------
      Total property operating expenses                                                     4,899                         3,358
                                                                                          -------                       -------
      Depreciation and amortization                                                         3,513                         2,776
           Corporate payroll and benefits                                                   3,636                         3,510
           Other general and administrative expenses                                        2,690                         2,469
                                                                                          -------                       -------
      Total general & administrative expenses                                               6,326                         5,979
                                                                                          -------                       -------
      Interest expense                                                                      4,046                         2,677
                                                                                          -------                       -------
                                                                                           18,784                        14,790
                                                                                          -------                       -------
Income before equity in partnerships and joint ventures, minority
interest, gains on sales of interests in real estate and extraordinary loss                   231                           157
Equity in income of partnerships and joint ventures                                         1,593                         1,318
Gains on sales of interests in real estate                                                  1,191 (2)                        --
                                                                                          -------                       -------
Income before minority interest, discontinued operations
      and extraordinary loss                                                                3,015                         1,475
Minority interest in operating partnership                                                   (287)                         (158)
                                                                                          -------                       -------
      Income from continuing operations                                                     2,728                         1,317
                                                                                          -------                       -------
Discontinued Operations:
      Income from discontinued operations                                                   2,300                         2,451
      Equity in income of partnerships and joint ventures                                     185                           249
      Minority interest in discontinued operations                                           (236)                         (290)
                                                                                          -------                       -------
Income from Discontinued Operations                                                         2,249                         2,410
                                                                                          -------                       -------
NET INCOME                                                                                $ 4,977                       $ 3,727
                                                                                          =======                       =======
PER SHARE DATA
Net income before gains on sales                                                            $0.23                         $0.23
Gains on sales of interests in real estate                                                  $0.07 (2)                        --
                                                                                          -------                       -------
BASIC INCOME PER SHARE                                                                      $0.30                         $0.23
                                                                                          =======                       =======
DILUTED INCOME PER SHARE                                                                    $0.30                         $0.23
                                                                                          =======                       =======
Weighted average number of shares outstanding                                              16,545                        15,927
                                                                                          -------                       -------

1) Prior periods' revenues and expenses were adjusted for discontinued operations, which consist of disposed real estate assets.
2) 1st quarter 2003 includes gain on sale of a parcel of land at Crest Plaza Shopping Center in Allentown, PA.

PREIT Announces First Quarter 2003 Results
May 14, 2003
Page 10

                                              Pennsylvania Real Estate Investment Trust
                                                       Selected Financial Data

(In thousands)
-------------------------------------------------------------------------             ----------------------------------------------
EQUITY INCOME OF PARTNERSHIPS                                                                      Three Months Ended
AND JOINT VENTURES                                                                    ----------------------------------------------
-------------------------------------------------------------------------             March 31, 2003                 March 31, 2002
                                                                                      --------------                 --------------
Gross revenues from real estate                                                          $ 21,610                      $ 20,526
                                                                                         ========                      ========
Expenses:
   Property operating expenses                                                              7,464                         6,857
   Mortgage and bank loan interest                                                          7,019                         7,031
   Depreciation and amortization                                                            3,985                         3,696
                                                                                         --------                      --------
                                                                                           18,468                        17,584
                                                                                         --------                      --------
                                                                                            3,142                         2,942
Partner's share                                                                                                              --
EQUITY IN INCOME OF PARTNERSHIPS AND JOINT VENTURES                                        (1,549)                       (1,624)
                                                                                         --------                      --------
                                                                                          $ 1,593                       $ 1,318
                                                                                         ========                      ========

                                        Supplemental Information for Wholly Owned Properties
                              and the Company's Proportionate Share of Partnerships and Joint Ventures

(In thousands)
-------------------------------------------------------------------------             ----------------------------------------------
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION                                                      Three Months Ended
AND AMORTIZATIONS ("EBITDA")                                                          ----------------------------------------------
-------------------------------------------------------------------------             March 31, 2003                 March 31, 2002
                                                                                      --------------                 --------------

Gross revenues                                                                           $ 16,692                      $ 12,754
Operating expenses                                                                         (4,899)                       (3,358)
                                                                                         --------                      --------
Net operating income: wholly-owned properties                                              11,793                         9,396
Company's proportionate share of partnerships and
  joint ventures net operating income                                                       5,912                         4,950
                                                                                         --------                      --------
Combined net operating income                                                              17,705 (2)                    14,346 (2)
Interest income                                                                               142                            19
Management company revenue                                                                  2,181                         2,174
Total general & administrative expenses                                                    (6,326)                       (5,979)
                                                                                         --------                      --------
EBITDA                                                                                    $13,702 (3)                   $10,560 (3)
                                                                                         ========                      ========

1) Prior periods' revenues and expenses were adjusted for discontinued operations, which consist of disposed real estate assets.
2) NOI including the impact of disposed real estate assets for the 3 months ended 3/31/03 and 3/31/02 was $26,628 and $23,129, respectively, and
3) EBITDA including the impact of disposed real estate assets for the 3 months ended 3/31/03 and 3/31/02 was $14,846 and $11,784, respectively.

-------------------------------------------------------------------------             ----------------------------------------------
RECONCILLATION OF NET INCOME TO PROPERTY LEVEL EBITDA                                               Three Months Ended
AND TO PROPERTY LEVEL NET OPERATING INCOME                                            ----------------------------------------------
-------------------------------------------------------------------------             March 31, 2003                 March 31, 2002
                                                                                      --------------                 --------------
Net Income                                                                               $  4,977                      $  3,727
Minority interest in operating partnership                                                    287                           158
Income from partnerships and joint ventures                                                (1,593)(1)                    (1,318)(1)
Company's proportionate share of partnerships and
  joint ventures net operating income                                                       5,912 (1)                     4,950 (1)
Gains on sales of interests in real estate                                                 (1,191)                           --
Income from discontinued operations                                                        (2,249)                       (2,410)
Depreciation and amortization:                                                              3,513                         2,776
Interest expense                                                                            4,046                         2,677
                                                                                         --------                      --------
Property Level EBITDA                                                                      13,702                        10,560
Interest income                                                                              (142)                          (19)
Management company revenue                                                                 (2,181)                       (2,174)
Total general & administrative expenses                                                     6,326                         5,979
                                                                                         --------                      --------
PROPERTY LEVEL NET OPERATING INCOME                                                      $ 17,705                      $ 14,346
                                                                                         ========                      ========

1) Reference SEC Form 10Q Notes to Consolidated Financial Statements 12. Segment Information; Adjustments to Equity Method, Equity in income of partnerships and joint ventures.

(In thousands)
-------------------------------------------------------------------------             ----------------------------------------------
MORTGAGE NOTES, BANK                                                                     March 31,                    December 31,
AND CONSTRUCTION LOANS PAYABLE                                                             2003                           2002
-------------------------------------------------------------------------             --------------                 --------------
Wholly-owned properties
  Mortgage notes payable                                                                 $126,193                      $126,778
  Bank loans payable                                                                      146,900                       130,800
  Construction loan payable                                                                    --                            --
                                                                                         --------                      --------
                                                                                          273,093                       257,578
Company's proportionate share of
partnerships and joint ventures
  Mortgage notes payable                                                                  152,694                       153,315
                                                                                         --------                      --------
Total mortgage notes and bank loans payable                                              $425,787                      $410,893